UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road
Suite 1000
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 5, 2017, Sparton Corporation (“Sparton”) held a special meeting of shareholders at 10 a.m., central time, at 425 North Martingale Road, Suite 1000, Schaumburg, Illinois 60173 (the “Special Meeting”) for the purposes of (i): adopting the Agreement and Plan of Merger, dated as of July 7, 2017 (the “Merger Agreement”), by and among Sparton, Ultra Electronics Holdings plc (“Ultra”), and Ultra Electronics Aneira Inc. (“Ultra Aneira”), which provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Ultra Aneira will merge with and into Sparton, so that Sparton will be the surviving corporation of the merger and an indirect wholly owned subsidiary of Ultra; (ii) approving, on a non-binding advisory basis, the compensation that certain executive officers of Sparton may receive in connection with the merger pursuant to agreements or arrangements with Sparton (the “Compensation Proposal”); and (iii) approving one or more adjournments of the Special Meeting, if necessary or advisable, including adjournments to permit further solicitation of proxies in favor of adoption of the merger proposal if there are insufficient votes at the time of the Special Meeting to approve the merger proposal (the “Adjournment Proposal”).

At the Special Meeting, Sparton’s shareholders voted on and adopted the Merger Agreement, and approved the Compensation Proposals. Although sufficient votes were received for the Adjournment Proposal, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or advisable.

The results of the shareholder vote taken at the Special Meeting, by proposal, were as follows:

Proposal 1: Adoption of the Merger Agreement

For	Against	Abstentions	Broker Non-Votes
7,505,569	76,205	17,359	0

Proposal 2: Approval of the Compensation Proposal (on a non-binding, advisory basis)

For	Against	Abstentions	Broker Non-Votes
6,852,100	717,770	29,263	0

Item 8.01	Other Events.

In connection with the Special Meeting disclosed under Item 5.07 of this report, on October 5, 2017, Sparton issued a press release announcing that, at the Special Meeting, the Sparton shareholders voted to adopt the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: October 6, 2017	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer